                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                            -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) DECEMBER 2, 2003

                        APPLIED DIGITAL SOLUTIONS, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Missouri                    000-26020                 43-1641533
-------------------------------------------------------------------------------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)

        400 Royal Palm Way, Suite 410, Palm Beach, Florida         33480
-------------------------------------------------------------------------------
             (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code: 561-805-8000

ITEM 5.  OTHER EVENTS

     The Company Entered Into Securities Purchase Agreements to Complete the Sale of the Remaining Shares on its Previously Filed Registration Statement

         On December 2, 2003, Applied Digital Solutions, Inc. (the
"Company") entered into securities purchase agreements (the
"Agreements") with each of First Investors Holding Co., Inc., Magellan International LTD, Elliott Associates, L.P., Islandia, L.P., Midsummer Investment, Ltd., Omicron Master Trust, Portside Growth and Opportunity
Fund and Elliott International L.P. (collectively referred to herein as the "Purchasers") for the purchase of up to 3,000,000 shares, 1,000,000 shares, 533,332 shares, 761,905 shares, 761,905 shares,
571,429 shares, 571,429 and 800,000 shares shares of the Company's common stock, respectively (8,000,000 shares in the aggregate). The
8,000,000 shares of common stock are part of the Company's 30,000,000 registered common stock offering pursuant to its Registration Statement on Form S-1 (File No. 333-106300). Following the completion of the sale of these 8,000,000 shares, the Company will not sell any additional shares pursuant to the Registration Statement. The Company intends to use the net proceeds from the purchases for general corporate purposes (including working capital requirements, sales and marketing and capital expenditures).

         J.P. Carey Securities, Inc. ("J.P. Carey"), acted as the Company's placement agent with respect to the Agreements. Under the terms of the placement agency agreement with J.P. Carey, the Company has agreed to pay J.P. Carey a fee of 2.0% of the gross subscription proceeds from the shares sold to the Purchasers.

         TERMS OF THE SECURITIES PURCHASE AGREEMENTS

         The Agreements provide for up to four (4) settlement dates for purchases of shares of the Company's common stock over a 13-trading day period. The Agreements provide for the purchases of the shares to be at a per share price equal to 87.00% of the average of the volume weighted average price of the Company's common stock (as reported by Bloomberg Financial L.P., using the VAP function) for the three trading days immediately preceding each applicable settlement date. The Company is not obligated to sell any shares under the Agreements at a price less than the floor price of $0.35 per share. The terms of the Agreements contemplate that the number of shares to be purchased will, in general, be apportioned evenly over the four (4) settlement dates.

         There are several exceptions to the per share purchase price, the timing, the number of shares to be purchased, and the Purchasers' obligations. First, the Purchasers each have the right, on the day preceding any settlement date, to elect to acquire up to the maximum aggregate amount of shares to be acquired under their respective agreement on the applicable settlement date. Second, the Company is not required to sell, and the Purchasers are not required to purchase, any of the Company's common stock at a price that is less than the floor price. If the per share price with respect to a particular settlement date is less than the floor price, the Purchasers may but are not required to each purchase up to the maximum aggregate amount of shares under their respective agreements at the floor price. Third, if the volume weighted average trading price on two consecutive settlement dates is less than $0.42, then, at any time thereafter, the Purchasers are each entitled to terminate any and all of their obligations under their respective agreements.

         The Securities Purchase Agreements with each of First Investors Holding Co., Inc., Magellan International LTD, Elliott Associates, L.P., Islandia, L.P., Midsummer Investment, Ltd., Omicron Master Trust,
Portside Growth and Opportunity Fund and Elliott International, L.P.
are included herein as exhibits.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

         10.1 Securities Purchase Agreement between Applied Digital Solutions, Inc. and First Investors Holding Co., Inc., dated December 2, 2003

         10.2 Securities Purchase Agreement between Applied Digital Solutions, Inc. and Magellan International LTD, dated December 2, 2003

         10.3 Securities Purchase Agreement between Applied Digital Solutions, Inc. and Elliott Associates, L.P., dated December 2, 2003

         10.4 Securities Purchase Agreement between Applied Digital Solutions, Inc. and Islandia, L.P., dated December 2, 2003

         10.5 Securities Purchase Agreement between Applied Digital Solutions, Inc. and Midsummer Investment, Ltd., dated December 2, 2003

         10.6 Securities Purchase Agreement between Applied Digital Solutions, Inc. and Omicron Master Trust, dated December 2, 2003

         10.7 Securities Purchase Agreement between Applied Digital Solutions, Inc. and Portside Growth and Opportunity Fund, dated December 2, 2003

         10.8 Securities Purchase Agreement between Applied Digital Solutions, Inc. and Elliott International, L.P., dated December 2, 2003

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          APPLIED DIGITAL SOLUTIONS, INC.
                          (Registrant)

Date: December 2, 2003    By: /s/ Evan C. McKeown
                              -------------------------------------------------
                              Evan C. McKeown
                              Senior Vice President and Chief Financial Officer